Exhibit 23.


                         Consent of Independent Auditors


We consent to the inclusion of our reports dated May 11, 1998 and May 12, 1998, with respect to the financial statements of Production Services - Atlanta, Inc. for the years ended December 31, 1997 and 1996 included in the Form 8-K/A of Camera Platforms International, Inc., filed with the Securities and Exchange Commission.



                                                    /s/ Ethridge & Kanarick


Atlanta, Georgia
May 12, 1998